Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)
The undersigned, as the Chief Executive Officer and Chief Financial Officer of Community Bankers Trust Corporation, respectively, certify that, to the best of each such individual’s knowledge and belief, the Quarterly Report on Form 10-Q for the period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Community Bankers Trust Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

/s/ George M. Longest, Jr. George M. Longest, Jr. President and Chief Executive Officer

/s/ Bruce E. Thomas Bruce E. Thomas
Senior Vice President and Chief Financial Officer
Dated: November 14, 2008